Exhibit 99.1

Control4 Reports Financial Results for Second Quarter 2013

SALT LAKE CITY, UT, August 29, 2013 — Control4 Corporation (NASDAQ: CTRL), a leading provider of automation and control solutions for the connected home, today announced financial results for its second quarter and first half ending June 30, 2013.

Revenue for the second quarter of 2013 was $32.5 million, compared with $27.6 million for the second quarter of 2012. Revenue for the first half of 2013 was $59.1 million, compared with $50.2 million for the first half of 2012.

Net income for the second quarter of 2013 was $973,000, or $0.05 per diluted share, compared with $519,000, or $0.03 per diluted share, in the second quarter of 2012.  Net loss for the first half of 2013 was $498,000, or $0.20 per share, compared with net loss of $2.2 million, or $0.94 per share, in the first half of 2012.

Control4 recorded non-GAAP net income of $1.7 million in the second quarter of 2013, or $0.08 per diluted share, compared with $1.2 million, or $0.06 per diluted share, in the second quarter of 2012.  Non-GAAP net income for the first half of 2013 was $1.0 million, or $0.05 per diluted share, compared with a Non-GAAP net loss of $791,000, or $0.34 per diluted share, in the first half of 2012.  A reconciliation of GAAP to non-GAAP financial information is contained in the attached tables.

“This was a transformational quarter for Control4. We maintained a steadfast focus on our core business, highlighted by the introduction of our 4Sight® Anywhere Access service, our new Wireless Music Bridge, and our next-generation smart lighting product line,” said Martin Plaehn, chief executive officer of Control4.  “We continued to execute on our strategies to bring home automation to mainstream homeowners and on August 1st we announced the pricing of our Initial Public Offering of 4.6 million shares of common stock at $16.00 per share.”

Commenting on the Company’s financial results, Dan Strong, chief financial officer of Control4, added, “Our 18% revenue growth in the second quarter is testament to the growing demand for our products and services.  We are also pleased with the continued expansion of our gross margin percentage, evidenced by the 51% gross margin recorded in the second quarter.”

For the third quarter of 2013, the Company expects revenue to be between $32.5 million and $34.5 million and expects net income to be between $1.2 million and $2.3 million, or between $0.05 to $0.10 per diluted share.

For the full year 2013, the Company expects revenue to be between $126 million and $130 million.

Non-GAAP Financial Measures

Control4’s stated results include certain non-GAAP financial measures, including non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share.  Non-GAAP net income (loss) excludes expenses related to stock-based compensation expense.  These expenses are often excluded by other companies to help investors understand the operational performance of their business, and in the case of stock-based compensation, can be difficult to predict.  Control4 believes these adjustments provide useful comparative information to investors.  Control4 considers these non-GAAP financial measures to be important because they provide useful measures of its operating performance and are used by its management for that purpose.  In addition, investors often use measures such as these to evaluate the operating performance of a company.  Non-GAAP results are presented for supplemental informational purposes only for understanding Control4’s operating results.  The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Conference Call

Control4 Corporation (NASDAQ: CTRL) will host an investor conference call and webcast the event beginning at 3:00 p.m. Mountain Time on August 29, 2013.  To access the conference call, dial 480-629-9664 or 877-941-1427 (toll free) and enter passcode 4636220.  The webcast and replay will be accessible on Control4’s investor relations website at http://investor.control4.com/.  A replay of the conference call will be available within two hours of the conclusion of the conference through September 9, 2013.  To access the replay, please dial 303-590-3030 or 800-406-7325 and enter passcode 4636220.

About Control4 Corporation (NASDAQ: CTRL):

Control4 is a leading provider of automation and control systems for the connected home. Control4 unlocks the potential of connected devices, making entertainment systems easier to use, homes more comfortable and energy efficient, and families more secure. Control4 provides its consumers with the ability to integrate music, video, lighting, temperature, security, communications and other functionalities into a unified home automation solution that enhances their daily lives.

At the center of the Control4 solution is an advanced software platform, which Control4 provides through its products that interface with a wide variety of connected devices developed both by Control4 and by many third parties.  Control4’s solution functions as the operating system of the home, making connected devices work together to control, automate and personalize the homes of its consumers. By delivering insightfully simple, personalized control solutions that enhance the lives of individuals and families, Control4 is the automation platform of choice for consumers, major consumer electronics companies, hotels and businesses around the world. To learn more, visit Control4 at www.control4.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Control4’s financial outlook.  All statements other than statements of historical fact contained in this press release are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Control4’s control. Control4’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Control4’s risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to Control4’s Registration Statement on Form S-1 declared effective by the SEC on August 1, 2013, as well as other documents that may be filed by the Company from time to time with the SEC. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the ability of Control4 to remain competitive and maintain its position in the market; Control4’s ability to increase market awareness of its solution and brand; the ability of dealers and distributors to sell Control4 solutions; quarterly and annual operating results may fluctuate more than expected; the ability of Control4 to develop new solutions and develop and expand its network of dealers and distributors; the ability of Control4 to realize the intended benefits of its strategic relationships; the compatibility of Control4 solutions with third-party products and applications; the ability of Control4 to adapt to technological changes; the market for Control4’s solutions may develop more slowly than expected; the risk of losing key employees; increased demands on employees and costs associated with operating as a public company; general political or destabilizing events, including war, conflict, or acts of terrorism; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Control4’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Control4 undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing Control4’s views as of any date subsequent to the date of this press release.

CONTACTS:

Investor Relations	Media Relations
Mike Bishop	Brittany Rae Fraser
The Blueshirt Group	ICR, Inc.
Tel: +1 415-217-4968	Tel: +1 646-277-1231
mike@blueshirtgroup.com	brittanyrae.fraser@icrinc.com

CONTROL4 CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31,	June 30,
	2012	2013
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$18,695	$18,065
Accounts receivable, net	13,078	15,368
Inventories	12,515	12,690
Prepaid expenses and other current assets	1,871	1,647
Total current assets	46,159	47,770
Property and equipment, net	2,666	3,528
Intangible assets, net	926	1,053
Other assets	887	2,922
Total assets	$50,638	$55,273
Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$14,435	$15,489
Accrued liabilities	6,571	5,991
Deferred revenue	542	689
Current portion of notes payable	1,321	1,379
Total current liabilities	22,869	23,548
Notes payable	1,838	2,411
Warrant liability	601	1,338
Other long-term liabilities	1,620	2,739
Total liabilities	26,928	30,036
Commitments and contingencies
Redeemable convertible preferred stock, $0.0001 par value; 83,163,408 shares authorized; 15,293,960 shares issued and outstanding at December 31, 2012 and June 30, 2013 (unaudited); aggregate liquidation preference of $118,150 at December 31, 2012 and June 30, 2013	116,313	116,313
Stockholders’ deficit:
Preferred stock, $0.0001 par value, no shares authorized, issued and outstanding
Common stock, $0.0001 par value; 127,836,592 shares authorized; 2,490,870 and 2,525,053 shares issued and outstanding at December 31, 2012 and June 30, 2013 (unaudited), respectively	—	—
Additional paid-in capital	12,988	15,019
Accumulated deficit	(105,587)	(106,085)
Accumulated other comprehensive loss	(4)	(10)
Total stockholders’ deficit	(92,603)	(91,076)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$50,638	$55,273

CONTROL4 CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three months		Six Months
	Ended		Ended
	June 30,		June 30,
	2012	2013	2012	2013
	(unaudited)		(unaudited)
Revenue	$27,614	$32,543	$50,242	$59,114
Cost of revenue	14,326	15,987	26,792	29,537
Cost of revenue — inventory purchase commitment	—	(180)	—	(180)
Gross margin	13,288	16,736	23,450	29,757
Operating expenses:
Research and development	5,148	6,195	9,961	12,261
Sales and marketing	5,108	5,396	10,146	11,001
General and administrative	2,663	3,188	5,195	6,016
Total operating expenses	12,919	14,779	25,302	29,278
Income (loss) from operations	369	1,957	(1,852)	479
Other income (expense):
Interest income	6	1	9	4
Interest expense	(79)	(133)	(144)	(211)
Other income (expense)	223	(767)	(177)	(741)
Total other income (expense)	150	(899)	(312)	(948)
Income (loss) before income taxes	519	1,058	(2,164)	(469)
Income tax expense	—	(85)	—	(29)
Net income (loss)	$519	$973	$(2,164)	$(498)
Net income (loss) per common share:
Basic	$0.22	$0.39	$(0.94)	$(0.20)
Diluted	$0.03	$0.05	$(0.94)	$(0.20)
Weighted-average number of shares:
Basic	2,352	2,511	2,301	2,507
Diluted	18,971	20,358	2,301	2,507

Stock-based compensation expense included in the consolidated statements of operations data:
Cost of revenue	$18	$15	$35	$31
Research and development	129	319	259	555
Sales and marketing	138	172	282	356
General and administrative	356	364	797	766
Total stock-based compensation expense	$641	$870	$1,373	$1,708

CONTROL4 CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months
	Ended
	June 30,
	2012	2013
	(unaudited)
Operating activities
Net loss	$(2,164)	$(498)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation expense	813	1,084
Amortization of intangible assets	136	135
Provision for doubtful accounts	163	101
Gain on inventory purchase commitment	—	(180)
Stock-based compensation	1,373	1,708
Warrant liability expense	176	737
Changes in assets and liabilities:
Accounts receivable	(2,217)	(2,494)
Inventories	(614)	(251)
Prepaid expenses and other current assets	23	208
Other assets	3	(2,035)
Accounts payable	1,270	1,288
Accrued liabilities	65	(394)
Deferred revenue	6	147
Other long-term liabilities	(282)	1,119
Net cash (used in) provided by operating activities	(1,249)	675
Investing activities
Purchases of property and equipment	(1,082)	(1,972)
Acquisition of intangible assets	—	(88)
Net cash used in investing activities	(1,082)	(2,060)
Financing activities
Proceeds from exercise of options for common stock	153	149
Proceeds from notes payable	311	1,145
Repayment of notes payable	(443)	(514)
Net cash provided by financing activities	21	780
Effect of exchange rate changes on cash and cash equivalents	(30)	(25)
Net decrease in cash and cash equivalents	(2,340)	(630)
Cash and cash equivalents at beginning of period	18,468	18,695
Cash and cash equivalents at end of period	$16,128	$18,065
Supplemental disclosure of cash flow information
Cash paid for interest	$146	$167
Cash paid for taxes	—	61
Supplemental schedule of non-cash investing and financing activities
Options for common stock granted in connection with a business acquisition	—	174

CONTROL4 CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

	Three months		Six Months
	Ended		Ended
	June 30,		June 30,
	2012	2013	2012	2013
Reconciliation of Gross Margin on a GAAP Basis to Adjusted Gross Profit on a Non-GAAP Basis:
Gross margin	$13,288	$16,736	$23,450	$29,757
Stock-based compensation expense in cost of revenue	18	15	35	31
Cost of revenue - inventory purchase commitment	—	(180)	—	(180)
Adjusted gross margin	$13,306	$16,571	$23,485	$29,608
Revenue	$27,614	$32,543	$50,242	$59,114
Gross margin percentage	48.1%	51.4%	46.7%	50.3%
Adjusted gross margin percentage	48.2%	50.9%	46.7%	50.1%

Reconciliation of Operating Income (Loss) on a GAAP Basis to Adjusted Operating Income (Loss) on a Non-GAAP Basis:
Income (loss) from operations	$369	$1,957	$(1,852)	$479
Stock-based compensation expense	641	870	1,373	1,708
Cost of revenue - inventory purchase commitment	—	(180)	—	(180)
Adjusted operating income (loss) from operations	$1,010	$2,647	$(479)	$2,007
Revenue	$27,614	$32,543	$50,242	$59,114
Operating margin percentage	1.3%	6.0%	-3.7%	0.8%
Adjusted operating margin percentage	3.7%	8.1%	-1.0%	3.4%

Reconciliation of Net Income (Loss) on a GAAP Basis to Adjusted Net Income (Loss) on a Non-GAAP Basis:
Net income (loss)	$519	$973	$(2,164)	$(498)
Stock-based compensation expense	641	870	1,373	1,708
Cost of revenue - inventory purchase commitment	—	(180)	—	(180)
Adjusted net income (loss)	$1,160	$1,663	$(791)	$1,030
Adjusted net income (loss) per common share:
Basic	$0.49	$0.66	$(0.34)	$0.41
Diluted	$0.06	$0.08	$(0.34)	$0.05
Weighted-average number of shares:
Basic	2,352	2,511	2,301	2,507
Diluted	18,971	20,358	2,301	19,966

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